Exhibit 99.1

PRESS RELEASE

NAUGATUCK VALLEY FINANCIAL CORPORATION

ANNOUNCES CASH DIVIDEND

Contact: John C. Roman

President and Chief Executive Officer

Naugatuck Valley Financial Corporation

(203) 720-5000

Naugatuck, Connecticut – May 17, 2012 – The Board of Directors of Naugatuck Valley Financial Corporation (NASDAQ Global Market: “NVSL”) declared a cash dividend for the quarter ended March 31, 2012, of $.03 per share to stockholders of record on May 28, 2012. Payment of the cash dividend will be made on or about June 15, 2012.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan and is headquartered in Naugatuck, Connecticut. Naugatuck Valley Savings and Loan operates ten offices in Naugatuck, Beacon Falls, Shelton, Derby, Seymour, Waterbury, Southbury and Cheshire, Connecticut.